
  SHAREHOLDER RESPONSE SUMMARY REPORT
  STRATEGIST FUND GROUP
  STRATEGIST GOVERNMENT INCOME FUND  (024)             Tuesday, May 09, 2000
                                 % of Outstanding              % of Shares
             No. of Shares                 Shares                    Voted

1. Approve the Agreement and Plan of Reorganization between the Strategist
   Fund and the AXP Fund providing for the acquisition of all assets of the Strategist Fund by the AXP Fund in exchange for Class A shares of the AXP
   Fund and assumption by the AXP Fund of the liabilities of the Strategist Fund, to be followed by distribution of those Class A shares to the shareholders of the Strategist Fund and the subsequent termination of the Strategist Fund.

   Affirmative                  147,326.312                  80.436%                    99.793%
   Against                            0.000                   0.000%                     0.000%
   Abstain                          305.360                   0.166%                     0.207%

   Total                        147,631.672                  80.602%                   100.000%

   SHAREHOLDER RESPONSE SUMMARY REPORT

                                       STRATEGIST FUND GROUP
                                     STRATEGIST GOVERNMENT INCOME FUND  (024)
                                               Tuesday, May 09, 2000
                                            % of Outstanding     % of Shares
                             No. of Shares                Shares      Voted


              ** Fund Totals:                                         Shares

              Record Total                                       183,160.421


              Voted Shares                                       147,631.672

              Percent Voted                                          80.602%


                                             SHAREHOLDER RESPONSE SUMMARY REPORT

                                                    STRATEGIST FUND GROUP
                                              STRATEGIST HIGH YIELD FUND  (025)
                                                    Tuesday, May 09, 2000

                                                       % of Outstanding              % of Shares
                                 No. of Shares                   Shares                    Voted



         1.   Approve the Agreement and Plan of Reorganization between the Strategist
              Fund and the AXP Fund providing for the acquisition of all assets of the
              Strategist Fund by the AXP Fund in exchange for Class A shares of the AXP
              Fund and assumption by the AXP Fund of the liabilities of the Strategist Fund, to be followed by distribution of those Class A shares to the shareholders of the
              Strategist Fund and the subsequent termination of the Strategist Fund.



              Affirmative              307,773.403                  67.244%                    99.958%
              Against                        0.000                   0.000%                     0.000%
              Abstain                      128.447                   0.028%                     0.042%

              Total                    307,901.850                  67.272%                   100.000%

                                 SHAREHOLDER RESPONSE SUMMARY REPORT
                                                 STRATEGIST FUND GROUP
                                             STRATEGIST HIGH YIELD FUND  (025)
                                                  Tuesday, May 09, 2000

                                                             % of Outstanding          % of Shares
                                      No. of Shares                   Shares                 Voted



              ** Fund Totals:                                         Shares


              Record Total                                       457,699.381


              Voted Shares                                       307,901.850

              Percent Voted                                          67.272%


                                             SHAREHOLDER RESPONSE SUMMARY REPORT
                                                    STRATEGIST FUND GROUP
                                            STRATEGIST QUALITY INCOME FUND  (005)
                                                    Tuesday, May 09, 2000
                                                       % of Outstanding              % of Shares
                                 No. of Shares                   Shares                    Voted


         1.   Approve the Agreement and Plan of Reorganization between the Strategist
              Fund and the AXP Fund providing for the acquisition of all assets of the
              Strategist Fund by the AXP Fund in exchange for Class A shares of the AXP
              Fund and assumption by the AXP Fund of the liabilities of the Strategist Fund, to be followed by distribution of those Class A shares to the shareholders of the
              Strategist Fund and the subsequent termination of the Strategist Fund.

              Affirmative             76,367.828                  89.003%                   100.000%
              Against                      0.000                   0.000%                     0.000%
              Abstain                      0.000                   0.000%                     0.000%

              Total                   76,367.828                  89.003%                   100.000%

                                  SHAREHOLDER RESPONSE SUMMARY REPORT

                                                    STRATEGIST FUND GROUP
                                            STRATEGIST QUALITY INCOME FUND  (005)
                                                    Tuesday, May 09, 2000
                                               % of Outstanding              % of Shares
                          No. of Shares                   Shares                    Voted


              ** Fund Totals:                                         Shares

              Record Total                                        85,804.052


              Voted Shares                                        76,367.828

              Percent Voted                                          89.003%


Exhibit #77D
For   Strategist Income Fund, Inc.

At Board of Directors meeting held on November 10, 1999, the following investment policy was revised for Strategist Government Income Fund:

The Fund will not buy on margin, but it may make margin payments in connection with interest rate futures contracts.


                Independent Auditors'Report
                on Internal Accounting Control

The Board of Directors and Shareholders
Strategist Income Fund, Inc.:

In planning and performing our audits of the financial statements of Strategist High Yield Fund, Strategist Government Income Fund, and
Strategist Quality Income Fund (funds within Strategist Income Fund, Inc.)
for the year ended May 31, 2000, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control.

The management of Strategist  Income Fund, Inc.
 is responsible for establishing and maintaining internal control.
 In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, errors or irregularities may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control would not necessarily disclose all matters in the internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants.
A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control and its operation, including controls for safeguarding securities, that we consider to be a material weakness as defined above.

This report is intended solely for the information and use of management, the Board of Directors of Strategist Income
Fund, Inc., and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

KPMG LLP

Minneapolis, Minnesota
July 7, 2000
